Exhibit 99.1

Contact:

Eric Slusser, Chief Financial Officer

Ben Bier, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Announces 2016 Fourth Quarter and Full Year Results

ST. LOUIS, February 14, 2017 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2016 fourth quarter and full year net income of $1,434.7 million and $3,404.4 million, respectively, or $2.34 and $5.39 per diluted share, respectively. 2016 fourth quarter and full year adjusted earnings per diluted share, as detailed in Table 4, was $1.88 and $6.39, respectively.1

“We delivered another year of successful performance, not only through financial results, but by providing innovative solutions to help our patients and clients drive healthier outcomes and lower drug trends,” said Tim Wentworth, CEO and President. “In a year when the focus on drug pricing has never been greater, Express Scripts has held the 2016 growth rate in drug unit costs to 2.5% and lowered the patients’ share of total drug costs per prescription. The fundamentals of our business remain strong as our clinical focus and unwavering alignment with clients enables us to lead the industry in developing innovative value-based solutions that our country needs.”

In October 2016, we recognized a previously disclosed net tax benefit of approximately $511.0 million, or $0.81 per diluted share, related to the disposition of PolyMedica Corporation (Liberty). Following receipt of the tax benefit proceeds, the Board of Directors authorized the use of $41.2 million, approximately 8%, or $0.04 per share net of tax, of the PolyMedica tax benefit proceeds to reward employees for the significant contribution this multi-year effort provided the Company and its shareholders. This special, one-time, payment is excluded from our fourth quarter and full year 2016 adjusted SG&A, which impacts adjusted EBITDA and adjusted earnings per diluted share.

Fourth Quarter and Full Year 2016 Review

The following compares fourth quarter 2016 and 2015 operating results:

•	Adjusted claims of 354.9 million, down 6%, largely due to roll-off of the Coventry business – See Table 1

•	GAAP net income of $1,434.7 million, up 85%

•	GAAP earnings per diluted share of $2.34, up 107%

•	Adjusted EBITDA of $2,054.2 million, up 6% from 2015 adjusted EBITDA – See Table 3

•	Adjusted EBITDA per adjusted claim of $5.79, up 14% from 2015 adjusted EBITDA per adjusted claim – See Table 3

•	Adjusted net income of $1,153.0 million, up 8% – See Tables 5 and 5A

[1]	All net income, earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA per adjusted claim, adjusted net income and adjusted earnings per diluted share amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

•	Adjusted earnings per diluted share of $1.88, up 21% - See Table 4

•	Net cash flow provided by operating activities of $2,248.9 million, down 22%

The following compares full year 2016 and 2015 operating results:

•	Adjusted claims of 1,407.6 million, down 2% – See Table 1

•	Excluding the impact of the Coventry roll off, adjusted claims were up 3%

•	GAAP net income of $3,404.4 million, up 37%

•	GAAP earnings per diluted share of $5.39, up 51%

•	Adjusted EBITDA of $7,260.4 million, up 3% from 2015 adjusted EBITDA – See Table 3

•	Adjusted EBITDA per adjusted claim of $5.16, up 6% from 2015 adjusted EBITDA per adjusted claim – See Table 3

•	Adjusted net income of $4,034.7 million, up 5% – See Tables 5 and 5A

•	Adjusted earnings per diluted share of $6.39, up 16% - See Table 4

•	Net cash flow provided by operating activities of $4,919.4 million, up 1%

Including shares received under our accelerated share repurchase agreements (executed in February 2016 and April 2015), the Company repurchased a total of 74.4 million shares under our share repurchase program for $5,571.9 million during 2016. In December 2016, the Board of Directors of the Company approved an increase in the authorized number of shares that may be repurchased under the share repurchase program by an additional 65.0 million shares.

As discussed publicly in December 2016, the Company revised its methodology for reporting adjusted network claims beginning with the year ending December 31, 2016. Specifically, the revised methodology includes an adjustment to reflect non-specialty network claims filled through our 90-day programs. These claims are now multiplied by three, as these claims, on average, typically cover a time period three times longer than other network claims. The change was made retrospectively for the three months and year ended December 31, 2016 and for the three months and year ended December 31, 2015, to facilitate a year-over-year comparison. A recast to the revised methodology is presented in the attached appendix and at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

2017 Guidance

The Company reaffirms its 2017 adjusted earnings per diluted share guidance in the range of $6.82 to $7.02, which represents growth of 8% over 2016 adjusted earnings per diluted share results at the mid-point of the range. The Company expects total adjusted claims for the first quarter of 2017 to be in the range of 345 million to 355 million. Adjusted earnings per diluted share for the first quarter of 2017 is estimated to be in the range of $1.30 to $1.34, which represents growth of 7% to 10% over the first quarter of 2016. Additional details on this guidance can be found in Table 6. For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Supplemental Information Regarding Non-GAAP Financial Measures” below.

The Company will hold its quarterly conference call to discuss 2016 fourth quarter and full year financial results on Wednesday, February 15, 2017, at 8:30 a.m. EST (7:30 a.m. CST). The call includes a slide presentation and is being webcast via the Internet and can be accessed at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

About Express Scripts

Express Scripts puts medicine within reach of tens of millions of people by aligning with plan sponsors, taking bold action and delivering patient-centered care to make better health more affordable and accessible.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery pharmacy care, specialty pharmacy care, specialty benefit management, benefit-design consultation, drug utilization review, formulary management, and medical and drug data analysis services. Express Scripts also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

Supplemental Information Regarding Non-GAAP Financial Measures

The following provides supplemental information regarding the non-GAAP financial measures presented herein, including the reconciliation of such measures to the most directly comparable financial measures calculated in accordance with GAAP. Adjusted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA per adjusted claim, adjusted net income, adjusted income before income taxes, adjusted gross profit and adjusted selling, general and administrative are non-GAAP financial measures presented herein, are not calculated or presented in accordance with GAAP, and should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The Company believes that these non-GAAP financial measures provide management and investors with useful information about the earnings impact of certain expenses and are useful for (i) comparison of our earnings to those of other companies; (ii) a better understanding of the Company’s ongoing core performance; (iii) planning and forecasting for future periods; and (iv) assessing period-to-period performance trends. EBITDA and adjusted EBITDA also provide a useful basis for assessing the Company’s ability to fund both its operating activities and reinvestments into the business, as well as service indebtedness. Management assesses the Company’s operating performance using EBITDA and adjusted EBITDA in order to better isolate the impact of certain expenses that may not be comparable between periods or indicative of the ongoing performance of our core operations. Adjusted EBITDA per adjusted claim provides management and investors with useful information about the earnings and performance of the Company on a per unit basis.

2017 Guidance Information: Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact EPS and net income, including discrete tax items, the Company is unable to reasonably estimate the related impact of such items to EPS and net income, the GAAP financial measures most directly comparable to adjusted EPS and EBITDA, respectively. Accordingly, the Company is unable to provide a reconciliation of 2017 guidance for either adjusted EPS to EPS or EBITDA to net income. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a significant impact on the Company’s first quarter and full-year 2017 GAAP financial results. With respect to adjusted EPS, amortization of intangible assets is expected to be approximately $0.38 and $1.54 per share for the first quarter and full-year 2017, respectively.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2017 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ materially from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2017. A copy of this document can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2016	2015	2016	2015
Revenues*	$24,863.3	$26,175.4	$100,287.5	$101,751.8

Cost of revenues*	22,525.1	23,912.2	91,667.0	93,349.9

Gross profit	2,338.2	2,263.2	8,620.5	8,401.9
Selling, general and administrative	863.5	1,049.4	3,532.7	4,062.6

Operating income	1,474.7	1,213.8	5,087.8	4,339.3

Other (expense) income:
Interest income and other	6.7	5.7	34.1	24.8
Interest expense and other	(146.0)	(123.2)	(694.8)	(500.3)

	(139.3)	(117.5)	(660.7)	(475.5)

Income before income taxes	1,335.4	1,096.3	4,427.1	3,863.8
Provision for income taxes	(104.4)	317.4	999.5	1,364.3

Net income	1,439.8	778.9	3,427.6	2,499.5
Less: Net income attributable to non-controlling interest	5.1	5.4	23.2	23.1

Net income attributable to Express Scripts	$1,434.7	$773.5	$3,404.4	$2,476.4

Weighted-average number of common shares outstanding during the period:
Basic	609.1	676.8	626.9	689.0
Diluted	613.5	682.7	631.4	695.3

Earnings per share attributable to Express Scripts:
Basic	$2.36	$1.14	$5.43	$3.59
Diluted	$2.34	$1.13	$5.39	$3.56

*	Includes retail pharmacy co-payments of $1,883.3 million and $2,051.8 million for the three months ended December 31, 2016 and 2015, respectively, and $8,569.2 million and $9,170.0 million for the year ended December 31, 2016 and 2015, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

(in millions)	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$3,077.2	$3,186.3
Receivables, net	7,062.1	6,721.3
Inventories	1,959.0	2,023.1
Prepaid expenses and other current assets	265.1	128.8

Total current assets	12,363.4	12,059.5
Property and equipment, net	1,273.6	1,291.3
Goodwill	29,277.8	29,277.3
Other intangible assets, net	8,636.9	10,469.7
Other assets	193.2	145.5

Total assets	$51,744.9	$53,243.3

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$8,836.9	$9,397.7
Accounts payable	3,875.7	3,451.8
Accrued expenses	2,993.2	2,659.4
Current maturities of long-term debt	722.3	1,646.4

Total current liabilities	16,428.1	17,155.3
Long-term debt	14,846.0	13,946.3
Deferred taxes	3,603.3	4,069.8
Other liabilities	623.7	691.4

Total liabilities	35,501.1	35,862.8

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 857.5 and 854.5, respectively; shares outstanding: 605.5 and 676.9, respectively	8.6	8.5
Additional paid-in capital	23,233.6	22,204.7
Accumulated other comprehensive loss	(12.3)	(14.0)
Retained earnings	11,801.2	8,396.8

	35,031.1	30,596.0

Common stock in treasury at cost, 252.0 and 177.6 shares, respectively	(18,795.1)	(13,223.2)

Total Express Scripts stockholders’ equity	16,236.0	17,372.8

Non-controlling interest	7.8	7.7

Total stockholders’ equity	16,243.8	17,380.5

Total liabilities and stockholders’ equity	$51,744.9	$53,243.3

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2016	2015
Cash flows from operating activities:
Net income	$3,427.6	$2,499.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,154.6	2,359.1
Deferred income taxes	(497.4)	(462.1)
Employee stock-based compensation expense	107.0	117.1
Other, net	(36.2)	(46.3)
Changes in operating assets and liabilities:
Accounts receivable	(374.0)	(770.3)
Inventories	64.1	90.1
Other current and noncurrent assets	(137.5)	78.3
Claims and rebates payable	(560.8)	909.5
Accounts payable	436.4	318.3
Accrued expenses	404.2	(142.7)
Other current and noncurrent liabilities	(68.6)	(102.2)

Net cash flows provided by operating activities	4,919.4	4,848.3

Cash flows from investing activities:
Purchases of property and equipment	(330.4)	(295.9)
Other, net	(21.5)	27.4

Net cash used in investing activities	(351.9)	(268.5)

Cash flows from financing activities:
Proceeds from long-term debt, net of discounts	5,986.8	5,500.0
Repayment of long-term debt	(5,932.5)	(3,390.8)
Treasury stock acquired	(4,746.9)	(5,500.0)
Net proceeds from employee stock plans	87.2	183.1
Excess tax benefit relating to employee stock-based compensation	13.0	58.2
Other, net	(85.4)	(67.5)

Net cash used in financing activities	(4,677.8)	(3,217.0)

Effect of foreign currency translation adjustment	1.2	(9.1)

Net (decrease) increase in cash and cash equivalents	(109.1)	1,353.7
Cash and cash equivalents at beginning of period	3,186.3	1,832.6

Cash and cash equivalents at end of period	$3,077.2	$3,186.3

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Claims Volume
Network	223.1	242.1	887.4	922.2
Home delivery and specialty (1)	30.4	31.2	120.2	121.6

Total claims	253.5	273.3	1,007.6	1,043.8

Adjusted network (2)	266.2	287.5	1,056.5	1,085.8
Adjusted home delivery and specialty (2)	88.7	91.5	351.1	355.8

Total adjusted claims(2)	354.9	379.0	1,407.6	1,441.6

Depreciation and Amortization (D&A):
Revenue amortization(3)	$55.4	$23.7	$200.5	$95.1
Cost of revenues depreciation	27.9	36.5	113.4	138.2
Selling, general and administrative depreciation	53.4	162.3	208.4	490.0
Selling, general and administrative amortization(3)	406.7	408.9	1,632.3	1,635.8

Total D&A	$543.4	$631.4	$2,154.6	$2,359.1

Generic Fill Rate*
Network	85.8%	84.8%	86.0%	85.1%
Home delivery	81.4%	79.4%	80.8%	79.5%
Overall	85.2%	84.2%	85.3%	84.4%

Note: See Appendix for Footnotes

*	The home delivery generic fill rate is currently lower than the network generic fill rate as fewer generic substitutions are available among maintenance medications (e.g., therapies for chronic conditions) commonly dispensed from home delivery pharmacies compared to acute medications, which are primarily dispensed by pharmacies in our retail networks.

Table 2

Express Scripts Holding Company Unaudited Adjusted Gross Profit and Adjusted SG&A Reconciliation

Provided below are reconciliations of Adjusted gross profit and Adjusted selling, general and administrative expenses, which are non-GAAP measures, to Gross profit and Selling, general and administrative expenses, respectively, which are the most directly comparable measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Gross profit, as reported	$2,338.2	$2,263.2	$8,620.5	$8,401.9
Amortization of intangible assets (3)	55.4	23.7	200.5	95.1
Transaction and integration costs (4)	—	77.4	—	218.0

Adjusted gross profit	$2,393.6	$2,364.3	$8,821.0	$8,715.0

Selling, general and administrative, as reported	$863.5	$1,049.4	$3,532.7	$4,062.6
Amortization of intangible assets (3)	406.7	408.9	1,632.3	1,635.8
Transaction and integration costs (4)	—	101.6	—	298.8
Other compensation costs (5)	41.2	—	41.2	—
Legal settlement (6)	—	—	—	60.0

Adjusted selling, general and administrative	$415.6	$538.9	$1,859.2	$2,068.0

Note: See Appendix for Footnotes

Table 3

Express Scripts Holding Company Unaudited EBITDA and Adjusted EBITDA Reconciliation

(in millions, except per claim data)

Provided below is a reconciliation of EBITDA and Adjusted EBITDA attributable to Express Scripts to net income attributable to Express Scripts. The Company believes net income is the most directly comparable measure under GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to Express Scripts, as reported	$1,434.7	$773.5	$3,404.4	$2,476.4
Provision for income taxes (7)	(104.4)	317.4	999.5	1,364.3
Depreciation and amortization (3)*	543.4	631.4	2,154.6	2,359.1
Other expense, net	139.3	117.5	660.7	475.5

EBITDA attributable to Express Scripts, as reported	2,013.0	1,839.8	7,219.2	6,675.3
Adjustments to EBITDA
Transaction and integration costs (4)*	—	92.2	—	311.6
Other compensation costs (5)	41.2	—	41.2	—
Legal settlement (6)	—	—	—	60.0

Adjusted EBITDA attributable to Express Scripts	$2,054.2	$1,932.0	$7,260.4	$7,046.9

Total adjusted claims(2)	354.9	379.0	1,407.6	1,441.6

Adjusted EBITDA attributable to Express Scripts, per adjusted claim	$5.79	$5.10	$5.16	$4.89

Note: See Appendix for Footnotes

*	Depreciation and amortization for the three months and year ended December 31, 2015 presented above includes $86.8 million and $205.2 million, respectively, of depreciation related to the integration of Medco Health Solutions, Inc. (“Medco”) which is not included in transaction and integration costs.

Table 4

Express Scripts Holding Company Unaudited Adjusted Diluted EPS Reconciliation

Provided below is a reconciliation of Adjusted Diluted EPS attributable to Express Scripts, which is a non-GAAP measure, to Diluted

EPS attributable to Express Scripts, which is its most directly comparable measure calculated in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(per diluted share)
Diluted EPS attributable to Express Scripts, as reported	$2.34	$1.13	$5.39	$3.56

Excluding items indicated:
Transaction and integration costs (4),*	—	0.26	—	0.74
Other compensation costs (5),*	0.06	—	0.06	—
Legal settlement (6),*	—	—	—	0.09
Debt redemption costs (8),*	—	—	0.22	0.01
Discrete tax items (7)	(0.97)	(0.13)	(1.00)	(0.11)
Amortization of intangible assets (3),*	0.75	0.63	2.90	2.49
Tax impact of excluded items (9)	(0.30)	(0.33)	(1.18)	(1.25)

Diluted EPS attributable to Express Scripts, adjusted	$1.88	$1.56	$6.39	$5.53

Note: See Appendix for Footnotes

*	Presented on a pre-tax basis. A change to the presentation of this table was made to reflect the tax impact of non-GAAP excluded items as a single adjustment for the three months and year ended December 31, 2016 and 2015.

Table 5

Express Scripts Holding Company Unaudited Adjusted Net Income and Adjusted Effective Income Tax Rate Reconciliation

(in millions)

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate
Income before income taxes, as reported	$1,335.4	$(104.4)		$4,427.1	$999.5
Net income attributable to non-controlling interest	(5.1)	—		(23.2)	—

Income before income taxes attributable to Express Scripts	1,330.3	(104.4)	-7.8%	4,403.9	999.5	22.7%

Excluding items indicated:
Other compensation costs (5)	41.2	15.3		41.2	15.3
Debt redemption costs (8)	—	—		135.6	50.3
Discrete tax items(7)	—	598.2		—	633.9
Amortization of intangible assets(3)	462.1	171.5		1,832.8	679.8

Income before income taxes attributable to Express Scripts, as adjusted	$1,833.6	$680.6	37.1%	$6,413.5	$2,378.8	37.1%

Adjusted net income attributable to Express Scripts	$1,153.0			$4,034.7

Note: See Appendix for Footnotes

Table 5A

Express Scripts Holding Company Unaudited Adjusted Net Income and Adjusted Effective Income Tax Rate Reconciliation

(in millions)

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate
Income before income taxes, as reported	$1,096.3	$317.4		$3,863.8	$1,364.3
Net income attributable to non-controlling interest	(5.4)	—		(23.1)	—

Income before income taxes attributable to Express Scripts	1,090.9	317.4	29.1%	3,840.7	1,364.3	35.5%

Excluding items indicated:
Transaction and integration costs(4)	179.0	67.2		516.8	194.2
Legal Settlement(6)	—	—		60.0	22.5
Debt redemption costs (8)	—	—		9.2	3.5
Discrete tax items(7)	—	92.2		—	79.2
Amortization of intangible assets(3)	432.6	162.4		1,730.9	650.6

Income before income taxes attributable to Express Scripts, as adjusted	$1,702.5	$639.2	37.5%	$6,157.6	$2,314.3	37.6%

Adjusted net income attributable to Express Scripts	$1,063.3			$3,843.3

Note: See Appendix for Footnotes

Table 6

Express Scripts Holding Company Unaudited 2017 Guidance Information

	Estimated Year Ending December 31, 2017	Estimated Year Ending December 31, 2017
(in millions, except per share data)	Current Guidance	Previous Guidance
Adjusted Diluted EPS attributable to Express Scripts	$6.82 to $7.02	$6.82 to $7.02
Year over year growth	7%-10%	7%-10%

Total adjusted claims	1,375 to 1,425	1,375 to 1,425

EBITDA attributable to Express Scripts	$7,310 to $7,510	$7,310 to $7,510

Diluted weighted average shares outstanding during the period	580 to 600	580 to 600

Net cash flow provided by operating activities	$4,700 to $5,200	$4,700 to $5,200

Estimated Three Months Ending March 31, 2017
(in millions, except per share data)	Current Guidance
Adjusted Diluted EPS attributable to Express Scripts	$1.30 to $1.34
Year over year growth	7%-10%

Total adjusted claims	345 to 355

Appendix

Footnotes

(1)    Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs, (b) drugs distributed to clients of other PBMs under limited distribution contracts with pharmaceutical manufacturers and (c) Freedom Fertility claims.

(2)    Total adjusted network claims includes an adjustment to reflect non-specialty network claims filled through our 90-day programs. These claims are now multiplied by three, as these claims, on average, typically cover a time period three times longer than other network claims. Home delivery claims are also multiplied by three, consistent with prior practice, as home delivery claims typically cover a time period three times longer than unadjusted network claims. All other network and specialty claims are counted as one claim. The change was made retrospectively for the three months and year ended December 31, 2016 and for the three months and year ended December 31, 2015, to facilitate a year-over-year comparison. See Appendix, Schedule A.

(3)    Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts, Inc. (“ESI”) intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with Anthem, which commenced upon closing of the NextRx acquisition in 2009. Amortization of intangibles that arises in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $55.4 million ($34.8 million net of tax) and $23.7 million ($14.8 million net of tax) is included as a reduction to revenue for the three months ended December 31, 2016 and 2015, respectively. Intangible amortization of $200.5 million ($126.1 million net of tax) and $95.1 million ($59.4 million net of tax) is included as a reduction to revenue for the year ended December 31, 2016 and 2015, respectively. The Company’s 10-year agreement with Anthem under which we provide pharmacy benefit management services to Anthem and its designated affiliates was previously amortized using a modified pattern of benefit method over an estimated useful life of 15 years. Beginning in March 2016, we began amortizing our agreement with Anthem over the remaining term of the contract (i.e., using a modified pattern of benefit over an estimated useful life of 10 years from the time the agreement was executed in 2009), which resulted in an additional $31.7 million of revenue amortization recognized for the three months ended December 31, 2016 and $105.6 million of revenue amortization recognized for the year ended December 31, 2016.

Other legacy ESI intangible amortization of $7.9 million ($5.0 million net of tax) and $9.4 million ($5.9 million net of tax) for the three months ended December 31, 2016 and 2015, respectively, is included in selling, general and administrative expense. Other legacy ESI intangible amortization of $36.2 million ($22.8 million net of tax) and $37.7 million ($23.5 million net of tax) for the year ended December 31, 2016 and 2015, respectively, is included in selling, general and administrative expense.

Amortization of intangible assets related to the acquisition of Medco of $398.8 million ($250.8 million net of tax) and $399.5 million ($249.5 million net of tax) for the three months ended December 31, 2016 and 2015, respectively, is included in selling, general and administrative expense. Amortization of intangible assets related to the acquisition of Medco of $1,596.1 million ($1,004.1 million net of tax) and $1,598.1 million ($997.4 million net of tax) for the year ended December 31, 2016 and 2015, respectively, is included in selling, general and administrative expense.

(4)    Transaction and integration costs include those costs directly related to the acquisition of Medco Health Solutions, Inc.

Costs of $77.4 million ($48.4 million net of tax) are primarily composed of integration-related activities, and are included in gross profit for the three months ended December 31, 2015. Costs of $218.0 million ($136.1 million net of tax) are primarily composed of integration-related activities, and are included in gross profit for the year ended December 31, 2015.

Costs of $101.6 million ($63.4 million net of tax) are primarily composed of professional fees, integration-related activities and severance costs, and are included in selling, general and administrative expense for the three months ended December 31, 2015. Costs of $298.8 million ($186.5 million net of tax) are primarily composed of professional fees, integration-related activities and severance costs, and are included in selling, general and administrative expense for the year ended December 31, 2015.

(5)    Costs of $41.2 million ($25.9 million net of tax) are related to compensation in connection with the previously disclosed net tax benefit of approximately $511.0 million related to the disposition of PolyMedica Corporation (Liberty). Following receipt of the tax benefit proceeds, the Board of Directors authorized the use of $41.2 million, approximately 8%, or $0.06 per share ($0.04 per share net of tax), of the PolyMedica tax benefit proceeds to reward employees for the significant contribution this multi-year effort provided the Company and its shareholders.

(6)    Charge related to a legal settlement of $60.0 million ($37.5 million net of tax) is included in selling, general and administrative expense for the year ended December 31, 2015.

(7)    Provision for income taxes includes discrete tax benefits of $598.2 million and $633.9 million for the three months and year ended December 31, 2016, respectively, and discrete tax benefits of $92.2 million and discrete tax charges of $79.2 million for the three months and year ended December 31 2015, respectively. The 2016 net discrete tax benefits and 2015 net discrete tax charges relate primarily to changes in unrecognized tax benefits. In October 2016, we recognized a previously disclosed impact from a net tax benefit of approximately $511.0 million related to the disposition of PolyMedica Corporation (Liberty).

(8)    Debt redemption costs, which include write-off of discounts, premiums, deferred financing costs, and other costs incurred for the early redemption of senior notes, totaled $135.6 million ($85.3 million net of tax) and are included in interest expense for the year ended December 31, 2016. Debt redemption costs, which include write-off of deferred financing fees incurred for the early repayment of the 2011 term loan, totaled $9.2 million ($5.7 million net of tax) and are included in interest expense for the year ended December 31, 2015.

(9)    Represents adjustment for the tax impact related to non-GAAP items excluded from adjusted diluted EPS. See Table 5 and 5A for calculation of adjusted effective income tax rate.

Appendix

Schedule A

Express Scripts Holding Company Unaudited 2016 Claims Recast

Provided below are recasts of the revised methodology for reporting network claims.

(in millions)

	As reported Q1 2016	Revision	Revised Q1 2016	As reported Q2 2016	Revision	Revised Q2 2016	As reported Q3 2016	Revision	Revised Q3 2016
Claims Volume
Network	226.1	—	226.1	221.2	—	221.2	217.0	—	217.0
Home delivery and specialty (1)	30.3	—	30.3	29.5	—	29.5	30.0	—	30.0

Total claims	256.4	—	256.4	250.7	—	250.7	247.0	—	247.0

Adjusted network (2)	234.7	32.8	267.5	229.4	34.0	263.4	224.5	34.9	259.4
Adjusted home delivery and specialty (2)	88.8	—	88.8	85.9	—	85.9	87.7	—	87.7

Total adjusted claims(2)	323.5	32.8	356.3	315.3	34.0	349.3	312.2	34.9	347.1

	As reported Q1 2015	Revision	Revised Q1 2015	As reported Q2 2015	Revision	Revised Q2 2015	As reported Q3 2015	Revision	Revised Q3 2015
Claims Volume
Network	219.1	—	219.1	228.2	—	228.2	232.8	—	232.8
Home delivery and specialty (1)	30.2	—	30.2	30.2	—	30.2	30.0	—	30.0

Total claims	249.3	—	249.3	258.4	—	258.4	262.8	—	262.8

Adjusted network (2)	219.1	33.0	252.1	232.9	35.6	268.5	240.8	36.9	277.7
Adjusted home delivery and specialty (2)	88.5	—	88.5	88.3	—	88.3	87.5	—	87.5

Total adjusted claims(2)	307.6	33.0	340.6	321.2	35.6	356.8	328.3	36.9	365.2